EXHIBIT 99.1
BRP GROUP, INC. ANNOUNCES FIRST QUARTER 2023 RESULTS
- First Quarter 2023 Revenue Grew 36% Year-Over-Year to $330.4 Million -
- First Quarter 2023 Organic Revenue Growth(1) of 23% -
TAMPA, FLORIDA - May 9, 2023 - BRP Group, Inc. (“BRP Group” or the “Company”) (NASDAQ: BRP), an independent insurance distribution firm delivering tailored insurance solutions to a wide range of personal and commercial Clients, today announced its results for the first quarter ended March 31, 2023.
FIRST QUARTER 2023 HIGHLIGHTS
•Revenue increased 36% year-over-year to $330.4 million
•Organic Revenue Growth was 23% year-over-year
•GAAP net loss of $25.9 million and GAAP diluted loss per share of $0.24
•Adjusted Net Income(2) of $49.2 million, or $0.42(2) per fully diluted share
•Adjusted EBITDA(3) grew 8% to $79.0 million
•Adjusted EBITDA Margin(3) of 24%
“We had a fantastic start to 2023 as we delivered yet another quarter of outsized organic growth of 23%, including double-digit organic growth across all our segments, which represented our highest Q1 organic growth rate to date. This was on top of a strong year-over-year comp of 16%, showcasing the momentum of our differentiated business model and value proposition for Clients,” said Trevor Baldwin, Chief Executive Officer of BRP Group. “We also generated adjusted EBITDA in line with our expectations, and adjusted diluted EPS slightly better than our expectations. After three years of reinvestment into the business focused on technology, talent and building capabilities needed for the insurance brokerage of the future, investments and Colleague headcount growth have moderated to a more normal course level, leaving us well-positioned to generate outsized organic growth and sustainably increase profitability over the years to come.”
LIQUIDITY AND CAPITAL RESOURCES
As of March 31, 2023, cash and cash equivalents were $81.3 million and the Company had $115.0 million of borrowing capacity under its revolving credit facility.
WEBCAST AND CONFERENCE CALL INFORMATION
BRP Group will host a webcast and conference call to discuss first quarter 2023 results today at 5:00 PM ET. A live webcast and a slide presentation of the conference call will be available on BRP Group’s investor relations website at ir.baldwinriskpartners.com. The dial-in number for the conference call is (877) 451-6152 (toll-free) or (201) 389-0879 (international). Please dial the number 10 minutes prior to the scheduled start time.

A webcast replay of the call will be available at ir.baldwinriskpartners.com for one year following the call.
ABOUT BRP GROUP, INC.
BRP Group (NASDAQ: BRP) is an independent insurance distribution firm delivering tailored insurance and risk management insights and solutions that give our Clients the peace of mind to pursue their purpose, passion and dreams. We are innovating the industry by taking a holistic and tailored approach to risk management, insurance and employee benefits, and support our Clients, Colleagues, Insurance Company Partners and communities through the deployment of vanguard resources and capital to drive our growth. BRP Group represents over 1.3 million Clients across the United States and internationally. For more information, please visit www.baldwinriskpartners.com.
FOOTNOTES
(1)    Organic Revenue for the three months ended March 31, 2022 used to calculate Organic Revenue Growth for the three months ended March 31, 2023 was $242.8 million, which is adjusted to reflect revenues from Partnerships that have reached the twelve-month owned mark during the three months ended March 31, 2023. Organic Revenue and Organic Revenue Growth are non-GAAP measures. Reconciliation of Organic Revenue and Organic Revenue Growth to commissions and fees, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(2)    Adjusted Net Income and Adjusted Diluted EPS are non-GAAP measures. Reconciliation of Adjusted Net Income to net income (loss) attributable to BRP Group and reconciliation of Adjusted Diluted EPS to diluted earnings (loss) per share, the most directly comparable GAAP financial measures, is set forth in the reconciliation table accompanying this release.
(3)    Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures. Reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin to net income (loss), the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent BRP Group’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or BRP Group’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “outlook” or “continue,” or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, those described under the caption “Risk Factors” in BRP Group’s Annual Report on Form 10-K for the year ended December 31, 2022, and in BRP Group’s other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to BRP Group or to persons acting on behalf of BRP Group are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and BRP Group does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.
CONTACTS
INVESTOR RELATIONS
Bonnie Bishop, Executive Director
Baldwin Risk Partners
(813) 259-8032 | IR@baldwinriskpartners.com
PRESS
Anna R. Rozenich, Senior Director - Enterprise Communications
Baldwin Risk Partners
(630) 561-5907 | anna.rozenich@baldwinriskpartners.com

BRP GROUP, INC.
Condensed Consolidated Statements of Comprehensive Income (Loss)
(Unaudited)

	For the Three Months Ended March 31,
(in thousands, except share and per share data)	2023	2022
Revenues:
Commissions and fees	$330,446	$242,848

Operating expenses:
Commissions, employee compensation and benefits	230,954	153,750
Other operating expenses	46,604	36,442
Amortization expense	23,163	17,562
Change in fair value of contingent consideration	24,758	(5,632)
Depreciation expense	1,348	988
Total operating expenses	326,827	203,110

Operating income	3,619	39,738

Other income (expense):
Interest expense, net	(27,884)	(10,350)
Other income (expense), net	(1,511)	15,451
Total other income (expense)	(29,395)	5,101

Income (loss) before income taxes	(25,776)	44,839
Income tax expense	78	—
Net income (loss)	(25,854)	44,839
Less: net income (loss) attributable to noncontrolling interests	(11,722)	21,970
Net income (loss) attributable to BRP Group	$(14,132)	$22,869

Comprehensive income (loss)	$(25,854)	$44,839
Comprehensive income (loss) attributable to noncontrolling interests	(11,722)	21,970
Comprehensive income (loss) attributable to BRP Group	(14,132)	22,869

Basic earnings (loss) per share	$(0.24)	$0.41
Diluted earnings (loss) per share	$(0.24)	$0.39
Weighted-average shares of Class A common stock outstanding - basic	58,711,798	55,719,803
Weighted-average shares of Class A common stock outstanding - diluted	58,711,798	58,715,825

BRP GROUP, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except share and per share data)	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$81,299	$118,090
Restricted cash	105,520	112,381
Premiums, commissions and fees receivable, net	580,343	531,992
Prepaid expenses and other current assets	13,199	9,823
Due from related parties	114	113
Total current assets	780,475	772,399
Property and equipment, net	25,470	25,405
Right-of-use assets	95,316	96,465
Other assets	43,878	45,935
Intangible assets, net	1,081,074	1,099,918
Goodwill	1,422,060	1,422,060
Total assets	$3,448,273	$3,462,182
Liabilities, Mezzanine Equity and Stockholders’ Equity
Current liabilities:
Premiums payable to insurance companies	$481,131	$471,294
Producer commissions payable	62,954	53,927
Accrued expenses and other current liabilities	108,641	125,743
Related party notes payable	1,525	1,525
Current portion of contingent earnout liabilities	118,569	46,717
Total current liabilities	772,820	699,206
Revolving line of credit	485,000	505,000
Long-term debt, less current portion	808,765	809,862
Contingent earnout liabilities, less current portion	167,588	220,219
Operating lease liabilities, less current portion	86,739	87,692
Other liabilities	250	164
Total liabilities	2,321,162	2,322,143
Commitments and contingencies
Mezzanine equity:
Redeemable noncontrolling interest	538	487
Stockholders’ equity:
Class A common stock, par value $0.01 per share, 300,000,000 shares authorized; 62,558,290 and 61,447,368 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	626	614
Class B common stock, par value $0.0001 per share, 100,000,000 shares authorized; 53,670,277 and 54,504,918 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	5	5
Additional paid-in capital	716,645	704,291
Accumulated deficit	(110,896)	(96,764)
Stockholder notes receivable	(21)	(42)
Total stockholders’ equity attributable to BRP Group	606,359	608,104
Noncontrolling interest	520,214	531,448
Total stockholders’ equity	1,126,573	1,139,552
Total liabilities, mezzanine equity and stockholders’ equity	$3,448,273	$3,462,182

BRP GROUP, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Three Months Ended March 31,
(in thousands)	2023	2022
Cash flows from operating activities:
Net income (loss)	$(25,854)	$44,839
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	24,511	18,550
Change in fair value of contingent consideration	24,758	(5,632)
Share-based compensation expense	13,281	7,564
(Gain) loss on interest rate caps	1,407	(15,810)
Payment of contingent earnout consideration in excess of purchase price accrual	(857)	(11,117)
Amortization of deferred financing costs	1,239	1,286
Other loss	100	—
Changes in operating assets and liabilities:
Premiums, commissions and fees receivable, net	(48,351)	(35,359)
Prepaid expenses and other current assets	(4,859)	(8,908)
Due to/from related parties	(1)	(89)
Right-of-use assets	1,149	(1,368)
Accounts payable, accrued expenses and other current liabilities	(163)	627
Operating lease liabilities	(468)	1,984
Other liabilities	77	—
Net cash used in operating activities	(14,031)	(3,433)
Cash flows from investing activities:
Capital expenditures	(3,499)	(1,793)
Cash consideration paid for asset acquisitions	(1,500)	(700)
Investment in business ventures	(100)	(639)
Net cash used in investing activities	(5,099)	(3,132)
Cash flows from financing activities:
Payment of contingent earnout consideration up to amount of purchase price accrual	(4,680)	(13,993)
Proceeds from revolving line of credit	50,000	40,000
Payments on revolving line of credit	(70,000)	—
Payments on long-term debt	(2,127)	(2,127)
Payments of debt issuance costs	—	(1,188)
Proceeds from settlements of interest rate caps	2,275	—
Tax distributions to BRP LLC members	(11)	—
Proceeds from repayment of stockholder notes receivable	21	44
Net cash provided by (used in) financing activities	(24,522)	22,736
Net increase (decrease) in cash and cash equivalents and restricted cash	(43,652)	16,171
Cash and cash equivalents and restricted cash at beginning of period	230,471	227,737
Cash and cash equivalents and restricted cash at end of period	$186,819	$243,908

NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA, Adjusted EBITDA Margin, Organic Revenue, Organic Revenue Growth, Adjusted Net Income, Adjusted Diluted Earnings Per Share (“EPS”) and adjusted net cash provided by operating activities (“free cash flow”) are not measures of financial performance under GAAP and should not be considered substitutes for GAAP measures, including commissions and fees (for Organic Revenue and Organic Revenue Growth), net income (loss) (for Adjusted EBITDA and Adjusted EBITDA Margin), net income (loss) attributable to BRP Group (for Adjusted Net Income), diluted earnings (loss) per share (for Adjusted Diluted EPS) or net cash provided by (used in) operating activities (for free cash flow), which we consider to be the most directly comparable GAAP measures. These non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation or as substitutes for commissions and fees, net income (loss), net income (loss) attributable to BRP Group, diluted earnings (loss) per share, net cash provided by (used in) operating activities or other consolidated income statement data prepared in accordance with GAAP. Other companies in our industry may define or calculate these non-GAAP financial measures differently than we do, and accordingly, these measures may not be comparable to similarly titled measures used by other companies.
We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related Partnership and integration expenses, severance, and certain non-recurring items, including those related to raising capital. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance.
Adjusted EBITDA Margin is Adjusted EBITDA divided by commissions and fees. Adjusted EBITDA Margin is a key metric used by management and our board of directors to assess our financial performance. We believe that Adjusted EBITDA Margin is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance. We believe that Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.
Adjusted EBITDA and Adjusted EBITDA Margin have important limitations as analytical tools. For example, Adjusted EBITDA and Adjusted EBITDA Margin:
•do not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;
•do not reflect changes in, or cash requirements for, our working capital needs;
•do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations;
•do not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;
•do not reflect share-based compensation expense and other non-cash charges; and
•exclude certain tax payments that may represent a reduction in cash available to us.

We calculate Organic Revenue based on commissions and fees for the relevant period by excluding investment income and the first twelve months of commissions and fees generated from new Partners. Organic Revenue Growth is the change in Organic Revenue period-to-period, with prior period results adjusted to include commissions and fees that were excluded in the prior period because the relevant Partners had not yet reached the twelve-month owned mark, but which have reached the twelve-month owned mark in the current period. For example, revenues from a Partner acquired on June 1, 2022 are excluded from Organic Revenue for 2022. However, after June 1, 2023, results from June 1, 2022 to December 31, 2022 for such Partners are compared to results from June 1, 2023 to December 31, 2023 for purposes of calculating Organic Revenue Growth in 2023. Organic Revenue Growth is a key metric used by management and our board of directors to assess our financial performance. We believe that Organic Revenue and Organic Revenue Growth are appropriate measures of operating performance as they allow investors to measure, analyze and compare growth in a meaningful and consistent manner.
We define Adjusted Net Income as net income (loss) attributable to BRP Group adjusted for depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related Partnership and integration expenses, severance, and certain non-recurring costs that, in the opinion of management, significantly affect the period-over-period assessment of operating results, and the related tax effect of those adjustments. We believe that Adjusted Net Income is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance.
Adjusted Diluted EPS measures our per share earnings excluding certain expenses as discussed above and assuming all shares of Class B common stock were exchanged for Class A common stock. Adjusted Diluted EPS is calculated as Adjusted Net Income divided by adjusted dilutive weighted-average shares outstanding. We believe Adjusted Diluted EPS is useful to investors because it enables them to better evaluate per share operating performance across reporting periods.
We calculate free cash flow because we hold fiduciary cash designated for our Insurance Company Partners on behalf of our Clients and incur substantial earnout liabilities in conjunction with our Partnership strategy. Free cash flow is calculated as net cash provided by (used in) operating activities excluding the impact of: (i) the change in premiums, commissions and fees receivable, net; (ii) the change in accounts payable, accrued expenses and other current liabilities; and (iii) the payment of contingent earnout consideration in excess of purchase price accrual. We believe that free cash flow is an important financial measure for use in evaluating financial performance because it measures our ability to generate additional cash from our business operations.
Reconciliation of guidance regarding Adjusted EBITDA Margin, Organic Revenue Growth and Adjusted Diluted EPS to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to commissions and fees, net income (loss), diluted earnings (loss) per share or other consolidated income statement data prepared in accordance with GAAP. The Company is currently unable to predict with a reasonable degree of certainty the type and extent of items that would be expected to impact these GAAP financial measures for these periods. The unavailable information could have a significant impact on the non-GAAP measures.

Adjusted EBITDA and Adjusted EBITDA Margin
The following table reconciles Adjusted EBITDA and Adjusted EBITDA Margin to net income (loss), which we consider to be the most directly comparable GAAP financial measure:

	For the Three Months Ended March 31,
(in thousands, except percentages)	2023	2022
Commissions and fees	$330,446	$242,848

Net income (loss)	$(25,854)	$44,839
Adjustments to net income (loss):
Interest expense, net	27,884	10,350
Change in fair value of contingent consideration	24,758	(5,632)
Amortization expense	23,163	17,562
Share-based compensation	13,281	7,564
Transaction-related Partnership and integration expenses	5,432	8,216
(Gain) loss on interest rate caps	1,407	(15,810)
Depreciation expense	1,348	988
Severance	167	222
Income tax provision	78	—
Other(1)	7,342	4,633
Adjusted EBITDA	$79,006	$72,932
Adjusted EBITDA Margin	24%	30%
__________
(1)    Other addbacks to Adjusted EBITDA include certain expenses that are considered to be non-recurring or non-operational, including certain recruiting costs, professional fees, litigation costs and bonuses. In 2022, these addbacks also included certain expenses related to remediation efforts.
Organic Revenue and Organic Revenue Growth
The following table reconciles Organic Revenue and Organic Revenue Growth to commissions and fees, which we consider to be the most directly comparable GAAP financial measure:

	For the Three Months Ended March 31,
(in thousands, except percentages)	2023	2022
Commissions and fees	$330,446	$242,848
Partnership commissions and fees(1)	(30,871)	(64,777)
Investment income	(923)	—
Organic Revenue	$298,652	$178,071
Organic Revenue Growth(2)	$55,804	$25,181
Organic Revenue Growth %(2)	23%	16%
__________
(1)    Includes the first twelve months of such commissions and fees generated from newly acquired Partners.
(2)    Organic Revenue for the three months ended March 31, 2022 used to calculate Organic Revenue Growth for the three months ended March 31, 2023 was $242.8 million, which is adjusted to reflect revenues from Partnerships that have reached the twelve-month owned mark during the three months ended March 31, 2023.

Adjusted Net Income and Adjusted Diluted EPS
The following table reconciles Adjusted Net Income to net income (loss) attributable to BRP Group and reconciles Adjusted Diluted EPS to diluted earnings (loss) per share, which we consider to be the most directly comparable GAAP financial measures:

	For the Three Months Ended March 31,
(in thousands, except per share data)	2023	2022
Net income (loss) attributable to BRP Group	$(14,132)	$22,869
Net income (loss) attributable to noncontrolling interests	(11,722)	21,970
Change in fair value of contingent consideration	24,758	(5,632)
Amortization expense	23,163	17,562
Share-based compensation	13,281	7,564
Transaction-related Partnership and integration expenses	5,432	8,216
(Gain) loss on interest rate caps, net of cash settlements	3,682	(15,810)
Depreciation	1,348	988
Amortization of deferred financing costs	1,239	1,286
Severance	167	222
Other(1)	7,342	4,633
Adjusted pre-tax income	54,558	63,868
Adjusted income taxes(2)	5,401	6,323
Adjusted Net Income	$49,157	$57,545

Weighted-average shares of Class A common stock outstanding - diluted	58,712	58,716
Dilutive effect of non-vested restricted shares of Class A common stock	3,603	—
Exchange of Class B common stock(3)	54,094	56,269
Adjusted dilutive weighted-average shares outstanding	116,409	114,985

Adjusted Diluted EPS	$0.42	$0.50

Diluted earnings (loss) per share	$(0.24)	$0.39
Effect of exchange of Class B common stock and net income (loss) attributable to noncontrolling interests per share	0.02	—
Other adjustments to earnings (loss) per share	0.69	0.16
Adjusted income taxes per share	(0.05)	(0.05)
Adjusted Diluted EPS	$0.42	$0.50
___________
(1)    Other addbacks to Adjusted Net Income include certain expenses that are considered to be non-recurring or non-operational, including certain recruiting costs, professional fees, litigation costs and bonuses. In 2022, these addbacks also included certain expenses related to remediation efforts.
(2)    Represents corporate income taxes at an assumed effective tax rate of 9.9% applied to adjusted pre-tax income.
(3)    Assumes the full exchange of Class B common stock for Class A common stock pursuant to the Amended LLC Agreement.

Adjusted Net Cash Provided by Operating Activities (“Free Cash Flow”)
The following table reconciles free cash flow to net cash used in operating activities, which we consider to be the most directly comparable GAAP financial measure:

	For the Three Months Ended March 31,
(in thousands)	2023	2022
Net cash used in operating activities	$(14,031)	$(3,433)
Adjustments to net cash used in operating activities:
Change in premiums, commissions and fees receivable	48,351	35,359
Payment of contingent earnout in excess of purchase price accrual	857	11,117
Change in accounts payable, accrued expenses and other current liabilities	163	(627)
Free cash flow	$35,340	$42,416

COMMONLY USED DEFINED TERMS
The following terms have the following meanings throughout this press release unless the context indicates or requires otherwise:

Amended LLC Agreement	Third Amended and Restated Limited Liability Company Agreement of Baldwin Risk Partners, LLC, as amended
Clients	Our insureds
Colleagues	Our employees
GAAP	Accounting principles generally accepted in the United States of America
Insurance Company Partners	Insurance companies with which we have a contractual relationship
Partners	Companies that we have acquired, or in the case of asset acquisitions, the producers
Partnerships	Strategic acquisitions made by the Company
SEC	U.S. Securities and Exchange Commission